EXHIBIT 99.1

Integer Holdings Corporation Reports Second Quarter 2021 Results

~ Strong sales and profit growth vs. last year ~
~ Increased 2021 outlook ~

PLANO, Texas, July 29, 2021 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE:ITGR), a leading medical device outsource manufacturer, today announced results for the three months ended July 2, 2021.

Second Quarter 2021 Highlights (compared to Second Quarter 2020, except as noted)

  Sales increased 30% to $312 million.
  GAAP net income increased $29 million to $29 million. Non-GAAP adjusted net income increased $25 million to $36 million, an increase of 239%.
  GAAP operating income increased $30 million to $39 million, an increase of 328%. Non-GAAP adjusted operating income increased $28 million to $50 million, an increase of 130%.
  Adjusted EBITDA increased $31 million to $64 million, an increase of 92%.
  GAAP diluted EPS increased $0.88 per share to $0.89 per share. Non-GAAP adjusted EPS increased $0.75 per share to $1.07 per share, an increase of 234%.
  From the end of the fourth quarter 2020, total debt decreased $63 million to $669 million and net total debt decreased $46 million to $643 million, achieving a leverage ratio of 3.1 times adjusted EBITDA.

“Integer delivered strong growth versus last year on continued recovery from the pandemic,” said Joseph Dziedzic, Integer’s president and CEO. “These results demonstrate the resiliency of Integer’s associates to deliver for customers and patients despite the U.S. labor constraints and global supply chain disruptions. The strength of our second quarter results supports another increase in our 2021 financial guidance as we continue to execute our strategy to generate a premium valuation for shareholders.”

Discussion of Product Line Second Quarter 2021 Sales (compared to Second Quarter 2020, except as noted)

  Cardio & Vascular sales increased 18% as the industry continues to recover from the negative impact of COVID, with strong increases across all cardio & vascular markets, particularly interventional cardiology, electrophysiology, and peripheral vascular markets. Second quarter sales sequentially increased 2% compared to the first quarter of 2021.
  Cardiac & Neuromodulation sales increased 67% as the industry continues to recover from the negative impact of COVID, with very strong increases across all markets. Sales in the cardiac rhythm management market increased high double-digits, and sales in the neuromodulation market doubled. Second quarter sales sequentially increased 10% compared to the first quarter of 2021.
  Advanced Surgical, Orthopedics & Portable Medical includes sales to the acquirer of our former AS&O product line, under supply agreements entered into as part of the divestiture. Sales declined 4% as ventilator and patient monitoring components sales declined from pandemic-driven peak demand in 2020. Second quarter sales sequentially increased 15% compared to the first quarter of 2021.
  Electrochem sales increased 19%, driven by the emerging recovery of the energy market. Second quarter sales sequentially increased 39% compared to the first quarter of 2021, driven by high double-digit energy market recovery growth.

2021 Outlook(a)
We are increasing our full year 2021 financial outlook with year-over-year sales growth now projected to be 12% to 14%. We expect strong year-over-year growth in the second half of 2021.

We are also increasing our adjusted operating income outlook and now expect to grow between 25% and 36%. We increased our cash flow outlook and now project to generate $95 million to $115 million of free cash flow for the year.

(dollars in millions, except per share amounts)	GAAP		Non-GAAP(b)
	As Reported	Change	Adjusted	Change
Sales	$1,200 to $1,220	12% to 14%	$1,200 to $1,220	12% to 14%
Operating income	$129 to $144	7% to 19%	$180 to $195	25% to 36%
EBITDA	N/A	N/A	$240 to $255	26% to 34%
Net income	$81 to $94	5% to 21%	$122 to $134	32% to 46%
Diluted earnings per share	$2.45 to $2.82	5% to 21%	$3.66 to $4.03	32% to 46%

(a)   Except as described below, further reconciliations by line item to the closest corresponding GAAP financial measure for Adjusted operating income, Adjusted EBITDA, Adjusted net income, and Adjusted earnings per share (“EPS”), included in our “2021 Outlook” above, and Adjusted effective tax rate below, are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and visibility of the charges excluded from these non-GAAP financial measures.

(b)   Adjusted operating income for 2021 is expected to consist of GAAP operating income, excluding items such as intangible amortization, certain legal expenses, reorganization and realignment costs, asset dispositions and severance, totaling approximately $51 million, pre-tax. Adjusted net income and Adjusted EPS for 2021 are expected to consist of GAAP net income and diluted EPS, excluding items such as intangible amortization, certain legal expenses, reorganization and realignment costs, asset dispositions, severance, gains and losses on equity investments and loss on extinguishment of debt totaling approximately $54 million, pre-tax. The after-tax impact of these items is estimated to be approximately $40 million or approximately $1.21 per diluted share.

Adjusted EBITDA is expected to consist of Adjusted net income, excluding items such as depreciation, interest, stock-based compensation and taxes totaling approximately $118 million to $121 million.

Supplemental Financial Information

(dollars in millions)	2021 Outlook	2020 Actual
Capital expenditures, net	$50 - $60	$47
Depreciation and amortization	$80 - $85	$79
Stock-based compensation	$17 - $19	$9
Other operating expense	$6 - $9	$8
Adjusted effective tax rate(a)	15.5% - 17.5%	12.2%
Cash tax payments	$20 - $25	$18

(a) Adjusted effective tax rate refers to our full-year GAAP effective tax rate, expected to range from 11% to 13% for 2021, adjusted to reflect the full-year impact of the items that are excluded in providing adjusted net income and certain other identified items.

Summary of Financial and Product Line Results

(dollars in thousands, except per share data)	Three Months Ended
GAAP	July 2, 2021	July 3, 2020	QTD Change	Organic Change(a)
Medical Sales
Cardio & Vascular	$152,609	$129,084	18.2%	17.4%
Cardiac & Neuromodulation	119,749	71,675	67.1%	67.1%
Advanced Surgical, Orthopedics & Portable Medical	29,268	30,625	(4.4)%	(4.5)%
Total Medical Sales	301,626	231,384	30.4%	29.9%
Non-Medical Sales	10,397	8,731	19.1%	19.1%
Total Sales	$312,023	$240,115	29.9%	29.5%

Net income	$29,433	$389	NM	NM
Diluted EPS	$0.89	$0.01	NM	NM

	Six Months Ended
GAAP	July 2, 2021	July 3, 2020	YTD Change	Organic Change(a)
Medical Sales
Cardio & Vascular	$301,774	$308,289	(2.1)%	(2.8)%
Cardiac & Neuromodulation	228,157	179,495	27.1%	27.1%
Advanced Surgical, Orthopedics & Portable Medical	54,660	61,862	(11.6)%	(11.7)%
Total Medical Sales	584,591	549,646	6.4%	6.0%
Non-Medical Sales	17,899	18,895	(5.3)%	(5.3)%
Total Sales	$602,490	$568,541	6.0%	5.6%

Net income	$50,953	$31,489	61.8%	33.8%
Diluted EPS	$1.53	$0.95	61.1%	33.3%

(a)   Organic Change is a Non-GAAP measure. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures and refer to Table D and E at the end of this release for a reconciliation of these amounts.

NM   Calculated amount not meaningful

	Three Months Ended
Non-GAAP(a)	July 2, 2021	July 3, 2020	QTD Change	Organic Change(b)
Adjusted EBITDA	$63,743	$33,181	92.1%	97.6%
Adjusted operating income	$50,064	$21,790	129.8%	132.7%
Adjusted net income	$35,558	$10,485	239.1%	NM
Adjusted EPS	$1.07	$0.32	234.4%	NM

	Six Months Ended
Non-GAAP(a)	July 2, 2021	July 3, 2020	YTD Change	Organic Change(b)
Adjusted EBITDA	$124,855	$103,872	20.2%	22.5%
Adjusted operating income	$96,391	$80,694	19.5%	20.2%
Adjusted net income	$67,668	$51,769	30.7%	33.8%
Adjusted EPS	$2.04	$1.56	30.8%	33.3%

(a)   Refer to Tables A, B and C at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.

(b)   Organic change rates for Adjusted EBITDA, Adjusted operating income, Adjusted net income, and Adjusted EPS are Non-GAAP measures. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures and refer to Table E at the end of this release for a reconciliation of these amounts.

NM   Calculated amount not meaningful

Conference Call Information
The Company will host a conference call on Thursday, July 29, 2021, at 8 a.m. CT / 9 a.m. ET to discuss these results. The scheduled conference call will be webcast live and is accessible through our website at investor.integer.net or by dialing (833) 714-0898 (U.S.) or (778) 560-2691 (outside U.S.) and the conference ID is 1337644. The call will be archived on the Company’s website. An earnings call slide presentation containing supplemental information about the Company’s results will be posted to our website at investor.integer.net prior to the conference call and will be referenced during the conference call.

From time to time, the Company posts information that may be of interest to investors on its website at investor.integer.net. To automatically receive Integer financial news by email, please visit investor.integer.net and subscribe to email alerts.

About Integer®
Integer Holdings Corporation (NYSE: ITGR) is one of the largest medical device outsource (MDO) manufacturers in the world serving the cardiac, neuromodulation, vascular, portable medical and orthopedics markets. The Company provides innovative, high-quality medical technologies that enhance the lives of patients worldwide. In addition, the Company develops batteries for high-end niche applications in energy, military, and environmental markets. The Company's brands include Greatbatch Medical®, Lake Region Medical® and Electrochem®. Additional information is available at www.integer.net.

Contact Information
Tony Borowicz
SVP, Strategy, Business Development & Investor Relations
716.759.5809
tony.borowicz@integer.net

Notes Regarding Non-GAAP Financial Information
In addition to our results reported in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA margin, adjusted operating income, and organic change rates. Adjusted net income and adjusted EPS consist of GAAP amounts adjusted for the following to the extent occurring during the period: (i) acquisition and integration related expenses, including fair value adjustments to contingent consideration resulting from acquisitions, (ii) amortization of intangible assets, (iii) facility consolidation, optimization, manufacturing transfer and system integration charges, (iv) asset write-down and disposition charges, (v) charges in connection with corporate realignments or a reduction in force, (vi) certain legal expenses, charges and gains, (vii) unusual or infrequently occurring items, (viii) (gain) loss on equity investments, (ix) extinguishment of debt charges, (x) the income tax provision (benefit) related to these adjustments and (xi) certain tax items that are outside the normal tax provision for the period. Adjusted EPS is calculated by dividing adjusted net income by diluted weighted average shares outstanding. EBITDA is calculated by adding back interest expense, provision (benefit) for income taxes, depreciation and amortization expense, to net income, which is the most directly comparable GAAP measure. Adjusted EBITDA consists of EBITDA plus stock-based compensation and the same adjustments as listed above except for items (ii), (ix), (x) and (xi). Adjusted operating income consists of operating income adjusted for the same items listed above except for items (viii), (ix), (x) and (xi).

Adjusted EBITDA margin is adjusted EBITDA as a percentage of sales. Organic sales change is reported sales growth adjusted for the impact of foreign currency and the contribution of acquisitions. To calculate the impact of foreign currency on sales growth rates, we convert any sale made in a foreign currency by converting current period sales into prior period sales using the exchange rate in effect at that time and then compare the two, negating any effect foreign currency had on our transactional revenue, and exclude the amount of sales acquired or divested during the period from the current/previous period amounts, respectively.

Organic change rates for adjusted EBITDA, adjusted net income and adjusted EPS exclude the impact of foreign currency exchange gains and losses included in other (income) loss, net, and acquisitions.

We believe that the presentation of adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted operating income, adjusted operating income margin, and organic change rates, provides important supplemental information to management and investors seeking to understand the financial and business trends relating to our financial condition and results of operations. In addition to the performance measures identified above, we believe that net total debt, leverage ratio and free cash flow provide meaningful measures of liquidity and a useful basis for assessing our ability to fund our activities, including the financing of acquisitions and debt repayments. Net total debt is calculated as total principal amount of debt outstanding less cash and cash equivalents. We calculate leverage ratio as net total debt divided by adjusted EBITDA for the trailing 4 quarters. Free cash flow is defined as Net cash provided by operating activities (as stated in our Condensed Consolidated Statements of Cash Flows) reduced by capital expenditures (acquisition of property, plant, and equipment (PP&E), net of proceeds from the sale of PP&E).

Forward-Looking Statements
Some of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the impact of the COVID-19 global pandemic; future sales, expenses, and profitability; future development and expected growth of our business and industry; our ability to execute our business model and our business strategy; having available sufficient cash and borrowing capacity to meet working capital, debt service and capital expenditure requirements for the next twelve months; projected capital spending; and other events, conditions or developments that will or may occur in the future. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “projects,” or “continue” or variations or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC and include the following:

  operational risks, such as the duration, scope and impact of the COVID-19 pandemic, including the evolving health, economic, social and governmental environments and the effect of the pandemic on our associates, suppliers and customers as well as the global economy; our dependence upon a limited number of customers; pricing pressures that we face from customers; our reliance on third party suppliers for raw materials, key products and subcomponents; the potential for harm to our reputation caused by quality problems related to our products; the dependence of our energy market-related revenues on the conditions in the oil and natural gas industry; interruptions in our manufacturing operations; our dependence upon our information technology systems and our ability to prevent cyber-attacks and other failures; and our dependence upon our senior management team and technical personnel;
  strategic risks, such as the intense competition we face and our ability to successfully market our products; our ability to respond to changes in technology; our ability to develop new products and expand into new geographic and product markets; and our ability to successfully identify, make and integrate acquisitions to expand and develop our business in accordance with expectations;
  financial risks, such as our significant amount of outstanding indebtedness and our ability to remain in compliance with financial and other covenants under our senior secured credit facilities; economic and credit market uncertainties that could interrupt our access to capital markets, borrowings or financial transactions; financial and market risks related to our international operations and sales; our complex international tax profile; and our ability to realize the full value of our intangible assets; and
  legal and compliance risks, such as regulatory issues resulting from product complaints, recalls or regulatory audits; the potential of becoming subject to product liability or intellectual property claims; our ability to protect our intellectual property and proprietary rights; our ability and the cost to comply with environmental regulations; our ability to comply with customer-driven policies and third party standards or certification requirements; our ability to obtain necessary licenses for new technologies; legal and regulatory risks from our international operations; and the fact that the healthcare industry is highly regulated and subject to various regulatory changes;

Except as may be required by law, we assume no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	July 2, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$30,581	$49,206
Accounts receivable, net	175,533	156,207
Inventories	147,836	149,323
Refundable income taxes	5,449	2,087
Contract assets	56,824	40,218
Prepaid expenses and other current assets	18,020	15,896
Total current assets	434,243	412,937
Property, plant and equipment, net	251,070	253,964
Goodwill	853,309	859,442
Other intangible assets, net	730,079	757,224
Deferred income taxes	4,396	4,398
Operating lease assets	48,528	45,153
Other long-term assets	37,514	38,739
Total assets	$2,359,139	$2,371,857
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$37,500	$37,500
Accounts payable	69,303	51,570
Income taxes payable	34	1,847
Operating lease liabilities	7,946	8,431
Accrued expenses and other current liabilities	49,344	56,843
Total current liabilities	164,127	156,191
Long-term debt	631,204	693,758
Deferred income taxes	181,154	182,304
Operating lease liabilities	43,121	37,861
Other long-term liabilities	24,961	30,688
Total liabilities	1,044,567	1,100,802
Stockholders’ equity:
Common stock	33	33
Additional paid-in capital	707,119	700,814
Retained earnings	568,469	517,516
Accumulated other comprehensive income	38,951	52,692
Total stockholders’ equity	1,314,572	1,271,055
Total liabilities and stockholders’ equity	$2,359,139	$2,371,857

Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Sales	$312,023	$240,115	$602,490	$568,541
Cost of sales (COS)	223,277	182,252	429,258	413,976
Gross profit	88,746	57,863	173,232	154,565
Operating expenses:
Selling, general and administrative (SG&A)	35,379	33,903	70,881	70,360
Research, development and engineering (RD&E)	13,738	12,746	27,199	25,987
Other operating expenses (OOE)	279	2,029	1,194	4,957
Total operating expenses	49,396	48,678	99,274	101,304
Operating income	39,350	9,185	73,958	53,261
Interest expense, net	7,532	9,273	16,064	19,634
(Gain) loss on equity investments	684	205	2,019	(1,720)
Other (income) loss, net	356	(458)	119	(1,457)
Income before taxes	30,778	165	55,756	36,804
Provision (benefit) for income taxes	1,345	(224)	4,803	5,315
Net income	$29,433	$389	$50,953	$31,489

Earnings per share:
Basic	$0.89	$0.01	$1.55	$0.96
Diluted	$0.89	$0.01	$1.53	$0.95

Weighted average shares outstanding:
Basic	32,982	32,834	32,970	32,820
Diluted	33,254	33,129	33,221	33,123

Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Six Months Ended
	July 2, 2021	July 3, 2020
Cash flows from operating activities:
Net income	$50,953	$31,489
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,419	39,074
Debt related charges included in interest expense	2,446	2,045
Stock-based compensation	8,953	3,242
Non-cash (gains) charges related to customer bankruptcy	(15)	567
Non-cash lease expense	3,947	3,875
Non-cash (gain) loss on equity investments	2,019	(1,720)
Contingent consideration fair value adjustment	—	(500)
Other non-cash losses	44	539
Deferred income taxes	(242)	39
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(19,141)	44,115
Inventories	898	(5,933)
Prepaid expenses and other assets	(2,604)	(3,943)
Contract assets	(16,792)	(12,621)
Accounts payable	16,937	(5,854)
Accrued expenses and other liabilities	(13,737)	(18,195)
Income taxes payable	(5,298)	1,735
Net cash provided by operating activities	68,787	77,954
Cash flows from investing activities:
Acquisition of property, plant and equipment	(18,416)	(26,680)
Purchase of intangible asset	—	(4,107)
Proceeds from sale of property, plant and equipment	15	52
Acquisitions, net	—	(5,219)
Net cash used in investing activities	(18,401)	(35,954)
Cash flows from financing activities:
Principal payments of long-term debt	(64,750)	(18,750)
Proceeds from senior secured revolving line of credit	—	185,000
Payments of senior secured revolving line of credit	—	(15,000)
Proceeds from the exercise of stock options	340	2,474
Payment of debt issuance costs	(141)	—
Tax withholdings related to net share settlements of restricted stock unit awards	(2,988)	(2,779)
Contingent consideration payments	(1,621)	—
Principal payments on finance leases	(24)	—
Net cash (used in) provided by financing activities	(69,184)	150,945
Effect of foreign currency exchange rates on cash and cash equivalents	173	(236)
Net increase (decrease) in cash and cash equivalents	(18,625)	192,709
Cash and cash equivalents, beginning of period	49,206	13,535
Cash and cash equivalents, end of period	$30,581	$206,244

Reconciliations of Non-GAAP Measures

Table A: Net Income and Diluted EPS Reconciliations
(in thousands, except per share amounts)

	Three Months Ended
	July 2, 2021			July 3, 2020
	Pre-Tax	Net of Tax	Per Diluted Share	Pre-Tax	Net of Tax	Per Diluted Share
Net income (GAAP)	$30,778	$29,433	$0.89	$165	$389	$0.01
Adjustments(a):
Amortization of intangibles	10,339	8,177	0.25	10,151	8,026	0.24
Certain legal expenses (SG&A)(b)	288	228	0.01	407	323	0.01
Other operating expenses (OOE)(c)	279	209	0.01	2,029	1,571	0.05
(Gain) loss on equity investments	684	540	0.02	205	162	—
Loss on extinguishment of debt	82	65	—	—	—	—
Medical device regulations (COS)(d)	169	134	—	—	—	—
Customer bankruptcy(e)	(361)	(285)	(0.01)	18	14	—
Tax adjustments(f)	—	(2,943)	(0.09)	—	—	—
Adjusted net income (Non-GAAP)	$42,258	$35,558	$1.07	$12,975	$10,485	$0.32

Diluted weighted average shares for adjusted EPS		33,254			33,129

	Six Months Ended
	July 2, 2021			July 3, 2020
	Pre-Tax	Net of Tax	Per Diluted Share	Pre-Tax	Net of Tax	Per Diluted Share
Net income (GAAP)	$55,756	$50,953	$1.53	$36,804	$31,489	$0.95
Adjustments(a):
Amortization of intangibles	20,789	16,442	0.49	20,595	16,280	0.49
Certain legal expenses (gains) (SG&A)(b)	545	431	0.01	1,009	798	0.02
Other operating expenses (OOE)(c)	1,194	927	0.03	4,957	3,872	0.12
(Gain) loss on equity investments	2,019	1,595	0.05	(1,720)	(1,359)	(0.04)
Loss on extinguishment of debt	428	338	0.01	—	—	—
Medical device regulations (COS)(d)	290	229	0.01	—	—	—
Customer bankruptcy(e)	(385)	(304)	(0.01)	872	689	0.02
Tax adjustments(f)	—	(2,943)	(0.09)	—	—	—
Adjusted net income (Non-GAAP)	$80,636	$67,668	$2.04	$62,517	$51,769	$1.56

Weighted average shares for adjusted diluted EPS		33,221			33,123

(a)   The difference between pre-tax and net of tax amounts is the estimated tax impact related to the respective adjustment. Net of tax amounts are computed using a 21% U.S. tax rate, and the statutory tax rates applicable in foreign tax jurisdictions, as adjusted for the existence of net operating losses (“NOLs”). Expenses that are not deductible for tax purposes (i.e. permanent tax differences) are added back at 100%.

(b)   Expenses associated with non-ordinary course legal matters.

(c)   Other operating expenses includes acquisition and integration related expenses, facility consolidation, optimization, manufacturing transfer and system integration charges, asset write-down and disposition charges, charges in connection with corporate realignments or a reduction in force, unusual or infrequently occurring items.

(d)   The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.

(e)   In November 2019, one of our customers, Nuvectra Corporation, filed a voluntary Chapter 11 bankruptcy petition (the “Customer Bankruptcy”). The 2021 amounts are predominantly due to favorable settlements on supplier purchase order termination clauses and the 2020 amounts primarily consist of charges related to inventory recorded in cost of sales in our condensed consolidated statement of operations.

(f)   Discrete tax benefits predominately related to the reversal of previously unrecognized tax benefits resulting from the effective settlement of tax audits during the second quarter of 2021.

Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures.

Table B: Adjusted Operating Income Reconciliations
(in thousands)

	Three Months Ended		Six Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Operating income (GAAP)	$39,350	$9,185	$73,958	$53,261
Adjustments:
Amortization of intangibles	10,339	10,151	20,789	20,595
Certain legal expenses	288	407	545	1,009
Other operating expenses	279	2,029	1,194	4,957
Medical device regulations	169	—	290	—
Customer bankruptcy	(361)	18	(385)	872
Adjusted operating income (Non-GAAP)	$50,064	$21,790	$96,391	$80,694

Table C: EBITDA Reconciliations
(in thousands)

	Three Months Ended		Six Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Net income (GAAP)	$29,433	$389	$50,953	$31,489

Interest expense	7,532	9,273	16,064	19,634
Provision (benefit) for income taxes	1,345	(224)	4,803	5,315
Depreciation	9,786	9,429	19,630	18,479
Amortization of intangibles	10,339	10,151	20,789	20,595
EBITDA (Non-GAAP)	58,435	29,018	112,239	95,512
Stock-based compensation	4,249	1,504	8,953	3,242
Certain legal expenses	288	407	545	1,009
Other operating expenses (OOE)	279	2,029	1,194	4,957
(Gain) loss on equity investments	684	205	2,019	(1,720)
Medical device regulations	169	—	290	—
Customer bankruptcy	(361)	18	(385)	872
Adjusted EBITDA (Non-GAAP)	$63,743	$33,181	$124,855	$103,872

Total Sales	$312,023	$240,115	$602,490	$568,541

Adjusted EBITDA margin	20.4%	13.8%	20.7%	18.3%

Table D: Organic Sales Change Reconciliation (% Change)

	GAAP Reported Growth	Impact of Acquisitions and Foreign Currency(a)	Non-GAAP Organic Change
QTD Change (2Q 2021 vs. 2Q 2020)
Medical Sales
Cardio & Vascular	18.2%	(0.8)%	17.4%
Cardiac & Neuromodulation	67.1%	—	67.1%
Advanced Surgical, Orthopedics & Portable Medical	(4.4)%	(0.1)%	(4.5)%
Total Medical Sales	30.4%	(0.5)%	29.9%
Non-Medical Sales	19.1%	—	19.1%
Total Sales	29.9%	(0.4)%	29.5%

YTD Change (6M 2021 vs. 6M 2020)
Medical Sales
Cardio & Vascular	(2.1)%	(0.7)%	(2.8)%
Cardiac & Neuromodulation	27.1%	—	27.1%
Advanced Surgical, Orthopedics & Portable Medical	(11.6)%	(0.1)%	(11.7)%
Total Medical Sales	6.4%	(0.4)%	6.0%
Non-Medical Sales	(5.3)%	—	(5.3)%
Total Sales	6.0%	(0.4)%	5.6%

(a)   Sales have been adjusted to exclude the impact of foreign currency exchange rate fluctuations and acquisitions.

Table E: Non-GAAP Organic Change Reconciliation (% Change)

	GAAP Reported Growth(a)	Impact of Non-GAAP Adjustments(b)	Impact of Acquisitions and Foreign Currency(c)	Non-GAAP Organic Change
QTD Change (2Q 2021 vs. 2Q 2020)
EBITDA	101.4%	(9.3)%	5.5%	97.6%
Operating income	328.4%	(198.6)%	2.9%	132.7%
Net income	NM	NM	22.4%	261.5%
Diluted EPS	NM	NM	25.6%	260.0%

YTD Change (6M 2021 vs. 6M 2020)
EBITDA	17.5%	2.7%	2.3%	22.5%
Operating income	38.9%	(19.4)%	0.7%	20.2%
Net income	61.8%	(31.1)%	3.1%	33.8%
Diluted EPS	61.1%	(30.3)%	2.5%	33.3%

(a)   EBITDA is a non-GAAP financial measure. See Table C for a reconciliation to the most comparable GAAP measure.

(b)   Represents the impact to our growth rate from our Non-GAAP adjustments. See Tables A and C for further detail on these items.

(c)   Represents the impact to our growth rate due to changes in foreign currency exchange rates realized in income and reported in other (income) loss, net in the condensed consolidated statements of operations, and the adjustment to exclude the impact of acquisitions.

NM   Calculated amount not meaningful

Table F: Net Total Debt Reconciliation
(in thousands)

	July 2, 2021	December 31, 2020
Current portion of long-term debt	$37,500	$37,500
Long-term debt	631,204	693,758
Total debt	668,704	731,258
Add: Unamortized discount and debt issuance costs included above	4,519	6,715
Total principal amount of debt outstanding	673,223	737,973
Less: Cash and cash equivalents	30,581	49,206
Net Total Debt (Non-GAAP)	$642,642	$688,767